SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934.

(Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2)
[x]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[x]           Soliciting Material under Section 240.14a-12

SOUTHCOAST FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Soliciting Material Under Section 240.14a-12

Please see the attached letter to Southcoast Financial Corporation shareholders.

SOUTHCOAST
FINANCIAL CORPORATION

November 17, 2015

Dear Southcoast Financial Corporation Shareholder:

You are cordially invited to attend the Southcoast Financial Corporation Annual Meeting of Shareholders to be held on Thursday, December 17, 2015.  Enclosed please find a notice of meeting, and proxy materials relating to  the annual meeting.

At the meeting, you will be asked to consider and vote on the following matters:

(1)           Election of three directors to each serve a three year term;

(2)           A non-binding advisory proposal to approve the compensation of our executive officers named in the Summary Compensation Table of the proxy statement;

(3)           Approval of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

(4)           Such other matters as may properly come before the meeting or any adjournment thereof.

The Southcoast Board of Directors unanimously recommends a vote FOR election of its three nominees for director and FOR approval of all other proposals presented.  Whether or not you plan to attend the annual meeting, our Board of Directors urges you to vote electronically by telephone or the Internet or to complete, date, sign and return the accompanying proxy card in the enclosed postage paid envelope if you hold your shares of record in your name, or to follow the instructions provided by your broker or other nominee if your shares are held in “street name.”

As we have previously announced, on August 14, 2015, we entered into an Agreement and Plan of Merger with BNC Bancorp, pursuant to which Southcoast Financial Corporation will be merged with and into BNC Bancorp (the “merger”), and Southcoast Community Bank will be merged with and into Bank of North Carolina.  The merger is subject to approval of Southcoast Financial Corporation’s shareholders and regulatory approvals.

The merger will not be considered and voted on at the 2015 Annual Meeting of Shareholders.  We plan to hold a special meeting of shareholders of Southcoast Financial Corporation in or around January, 2016 at which you will be asked to vote on approval of the merger and several other related matters.  In the coming weeks, we will send you a notice of special meeting and proxy materials that provide you with information about the merger and the parties to the merger.

We look forward to seeing you at the 2015 Annual Meeting.

Sincerely,

s/L. Wayne Pearson

L. Wayne Pearson
Chairman and Chief Executive Officer

P.O. Box 1561 • Mt. Pleasant, SC 29465 • 843-216-3010 • Fax 843-216-3072

This letter does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, BNC Bancorp has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary proxy statement/prospectus, which is subject to completion, for the shareholders of Southcoast. BNC will file an amendment to the Form S-4 that will include a final proxy statement/ prospectus and also plans to file other documents with the SEC regarding the merger with Southcoast. Southcoast will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION RELATING TO THE MERGER, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The final proxy statement/prospectus, as well as other filings containing information about BNC Bancorp and Southcoast, will be available without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and other documents filed with the SEC in connection with the merger can also be obtained, when available, without charge, from BNC’s website (http://www.bncbancorp.com) and Southcoast’s website (http://www.southcoastbank.com).

Participants in the Merger Solicitation

BNC Bancorp and Southcoast, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Southcoast in connection with the merger. Information about the directors and executive officers of BNC Bancorp and Southcoast and other persons who may be deemed participants in the solicitation of proxies from the shareholders of Southcoast in connection with the merger will be included in the proxy statement/prospectus for Southcoast’s special meeting of shareholders, which will be filed by BNC Bancorp and Southcoast with the SEC. Information about Southcoast’s directors and executive officers can also be found in the proxy statement in connection with Southcoast’s 2015 Annual Meeting of Shareholders that accompanies this letter, and in Southcoast’s Annual Report on Form 10-K, as filed with the SEC on March 12, 2015, and other documents subsequently filed by Southcoast with the SEC.  Information about BNC Bancorp’s directors and executive officers can also be found in BNC Bancorp’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the SEC on April 14, 2015, and other documents subsequently filed by BNC Bancorp with the SEC.  Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the merger filed with the SEC when they become available.

SOUTHCOAST FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

The Annual Meeting of the Shareholders of Southcoast Financial Corporation will be held at the offices of Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina, on Thursday, December 17, 2015, at 10:00 a.m., for the following purposes:

(1)	To elect three directors to each serve a three year term;

(2)	To vote on a non-binding advisory proposal to approve the compensation of our executive officers named in the Summary Compensation Table of the accompanying proxy statement;

(3)	To approve the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and

(4)	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

You are only entitled to notice of and to vote at the meeting if you were a shareholder of record at the close of business on October 21, 2015.  If you hold your shares of record in your name, you can vote your shares over the Internet or by telephone, or by signing, dating and returning the enclosed proxy card. If you are the record holder of the shares, you may change your vote by: (1) if you voted over the Internet or by telephone, voting again over the Internet or by telephone by the applicable deadline described herein; (2) if you previously completed and returned a proxy card, submitting a new proxy card with a later date and returning it to Southcoast prior to the vote at the annual meeting; (3) submitting timely written notice of revocation to Southcoast’s Corporate Secretary, Robert M. Scott, at Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464, at any time prior to the vote at the annual meeting; or (4) attending the annual meeting in person and voting your shares at the annual meeting. If your shares are held in street name, you may vote your shares by following the instructions provided by your brokerage firm, bank or other nominee. If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank or other nominee or, if you have obtained a legal proxy from your brokerage firm, bank, or other similar entity giving you the right to vote your shares, you may change your vote by attending the annual meeting and voting in person.

The Southcoast Board of Directors unanimously recommends a vote FOR election of all of the nominees and FOR all of the other proposals presented.

Our 2015 Proxy Statement is enclosed with this notice.  We have previously sent you a copy of our 2014 Annual Report to Shareholders.

By Order of the Board of Directors

s/Robert M. Scott

November 17, 2015	Robert M. Scott
Secretary

SOUTHCOAST FINANCIAL CORPORATION
534 Johnnie Dodds Boulevard
Mt. Pleasant, South Carolina 29464
(843) 884-0504

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Southcoast Financial Corporation for use at our Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, December 17, 2015, at the offices of Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina.   A Notice of Annual Meeting is attached to this proxy statement, and a form of proxy is enclosed.  We first began mailing this Proxy Statement to shareholders on or about November 17, 2015.  We are paying the cost of this solicitation.  The only method of solicitation we will use, other than the mail, is personal contact, including by telephone or other electronic means, by our directors and regular employees.  Throughout this proxy statement, we use terms such as “we,” “us,” “our,” and “our Company” to refer to Southcoast Financial Corporation, the term “the Bank” to refer to our wholly-owned subsidiary, Southcoast Community Bank, and terms such as “you” and “your” to refer to our shareholders.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF SHAREHOLDERS

At the Annual Meeting of Shareholders, you will be asked to consider and vote on:

(1)     Election of three directors to each serve a three year term;

(2)	A non-binding advisory proposal to approve the compensation of our executive officers named in the Summary Compensation Table of this proxy statement;

(3)	Approval of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and

(4)	Such other matters as may properly come before the meeting or any adjournment thereof. (Management currently knows of no other such matters.)

The Southcoast Board of Directors unanimously recommends a vote FOR election of its three nominees for director and FOR approval of all other proposals presented.

VOTING PROCEDURES

Quorum and Voting

Each share outstanding will be entitled to one vote upon each matter submitted at the meeting.  You are only entitled to notice of and to vote at the meeting if you were a shareholder of record at the close of business on October 21, 2015 (the “Record Date”).   At the close of business on the Record Date, we had outstanding 7,103,751 shares of our common stock (no par value).

A majority of the shares entitled to be voted at the annual meeting constitutes a quorum.  If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum.  Therefore, valid proxies which are marked “Abstain” or “Withhold” and shares that are not voted, including proxies submitted by brokers that are the record owners of shares and that either choose not to vote or do not have authority to vote (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the annual meeting.  If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time.  If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting.  If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in our Bylaws.  At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Vote Required and Method of Counting Votes

Election of Directors

If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting.  “Plurality” means that if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for the positions to be filled would be elected as directors. Cumulative voting is not permitted.  Votes that are withheld or that are not voted in the election of directors, including broker non-votes will have no effect on the outcome of election. If your shares are held in “street name,” your broker, bank or other nominee is not permitted to vote your shares with respect to the election of directors without receiving instructions from you. Accordingly, if you want to vote with respect to the election of directors, you must instruct your broker, bank or other nominee as to how to vote your shares.

Non-binding Advisory Vote on Executive Compensation

The proposal to approve the compensation of the executive officers named in the Summary Compensation Table is advisory and non-binding on us and on our Board of Directors.  If the votes cast in favor of the proposal exceed the votes cast against the proposal, the proposal will be deemed to have been approved by our shareholders, though, as noted above, it will not be binding on us or on our Board of Directors.  Abstentions and broker non-votes will have no effect on the results.  If your shares are held in “street name,” your broker, bank or other nominee is not permitted to vote your shares with respect to this proposal without receiving instructions from you. Accordingly, if you want to vote with respect to this proposal, you must instruct your broker, bank or other nominee as to how to vote your shares.

                      Other Matters

                       If a quorum is present, all other matters that may be considered and acted upon by our shareholders at the Annual Meeting, including approval of the appointment of Crowe Horwath LLP as our independent registered public accounting firm, will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal.  Accordingly, abstentions and broker non-votes will have no effect on the results.

Our Board of Directors urges you to vote electronically by telephone or the Internet or to complete, date, sign and return the accompanying proxy form in the enclosed postage paid envelope if you hold your shares of record in your name, or to follow the instructions provided by your broker or other nominee if your shares are held in “street name.”

How to Vote – Shares Held of Record

Voting in Person

If you hold your shares of record in your own name, you may vote in person by submitting a ballot at the annual meeting.  Nevertheless, we recommend that you vote by using the enclosed proxy card or electronically via telephone or the Internet as promptly as possible, even if you plan to attend the annual meeting. This will ensure your vote is received. However, if you attend the annual meeting and vote your shares by ballot, your vote at the annual meeting will revoke any proxy you previously submitted.

        Voting by Proxy Card

If you hold your shares of record in your own name, you may vote your shares by marking the enclosed proxy card, dating and signing it, and returning it to us in the enclosed postage-paid envelope.

Voting by Telephone

If you hold your shares of record in your own name, you may use the toll-free number shown on your proxy card to vote your shares.

Voting by Internet

If you hold your shares of record in your own name, you may vote your shares by visiting the website shown on your proxy card to vote via the Internet.

Actions to be taken by Proxies

If you hold your shares of record in your own name, in each case where you have appropriately specified how your shares are to be voted on the enclosed proxy card or by telephone or the Internet, your shares will be voted in accordance with your specifications. If, however, you are a shareholder of record and sign, date, and return your proxy card without indicating how you want to vote on one or more matters, or vote by telephone or the Internet and do not vote on one or more matters, with respect to any matters as to which you have not voted, the persons named on the form of proxy as the Board of Directors’ proxy agents will vote your proxy:

•	“FOR” election of the three nominees named in this document as our Board of Directors’ nominees for election to the Board of Directors;

•	“FOR” approval of the non-binding advisory vote on executive compensation; and

•	“FOR” approval of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Our Board of Directors is not aware of any other matters that may be presented for action at the annual meeting, but if other matters do properly come before the meeting, the persons named as proxies on the proxy card intend to vote on such matters in accordance with their best judgment.

How to Vote – Shares held in “Street Name”

If you hold your shares in street name with a broker, bank or other nominee, you can direct their vote by submitting voting instructions to your broker, bank or other nominee in accordance with the procedure in the voting instructions provided by your broker, bank or other nominee. Your broker, bank or other nominee is permitted to vote your shares on approval of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm even if you do not provide voting instructions. However, under the rules that relate to broker voting, your broker, bank or other nominee is not permitted to vote your shares on election of directors or the non-binding advisory vote on executive compensation, unless you provide voting instructions. If you hold your shares in street name and fail to instruct your broker, bank or other nominee how to vote on these matters, a broker non-vote will occur with respect to your shares. Therefore, to be sure your shares are voted,  please instruct your broker, bank or other nominee as to how you wish it to vote.

If you hold your shares in street name, you may attend the annual meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, SOUTHCOAST’S BOARD OF DIRECTORS URGES YOU TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY CARD, OR SUCH OTHER DOCUMENT AS YOUR BROKER, BANK OR OTHER NOMINEE INSTRUCTS YOU TO USE IF YOUR SHARES ARE HELD IN “STREET NAME,” AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE OR THE INTERNET.

Revocation of Proxy by Record Shareholder

If you hold your shares of record in your own name and execute and deliver a proxy, you may revoke the proxy at any time before it is voted by any of the following methods:

•
by mailing or delivering written notice of revocation to Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464, Attention: Corporate Secretary (effective upon receipt);

•	by submitting a proxy having a later date (effective upon receipt);

•	by appearing at the annual meeting and giving notice of revocation to the corporate officers responsible for maintaining the list of shareholders; or

•	by giving notice of such revocation in open meeting of the shareholders.

Your attendance at the annual meeting will not in itself, constitute revocation of a proxy. However, if you attend the annual meeting and vote your shares by ballot, your vote at the annual meeting will revoke any proxy you previously submitted.

Revocation of Proxy by Shareholders whose Shares are held in “Street Name”

If you hold your shares in street name with a broker, bank or other nominee you may change or revoke your proxy instructions only by submitting new voting instructions to the broker, bank or other nominee in accordance with the procedures provided by the broker, bank or other nominee.

Solicitation of Proxies

The proxies for the annual meeting are being solicited on behalf of our Board of Directors. We will bear the entire cost of soliciting proxies from you, and we will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. Proxies will be solicited principally by mail, but may also be solicited by our directors, officers and other employees in person or by telephone, facsimile or other means of electronic communication. Directors, officers and employees will receive no compensation for these activities in addition to their regular compensation.

SHAREHOLDER PROPOSALS

If you wish to submit a proposal for the consideration of the shareholders at the 2016 Annual Meeting, you may do so by mailing it in writing to L. Wayne Pearson, Chairman, Southcoast Financial Corporation, Post Office Box 1561, Mt. Pleasant, South Carolina 29465 or by delivering it in writing to Mr. Pearson at our main office, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.  You must send or deliver any such written proposal in time for us to receive it prior to July 20, 2016, if you want us to include it, if otherwise appropriate, in our proxy statement and form of proxy relating to that meeting.  If we do not receive notice of a shareholder proposal prior to October 3, 2016, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the proposal is raised at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 2014, no persons were known to us to be beneficial owners of more than 5% of our common stock.

SECURITY OWNERSHIP OF MANAGEMENT

The table below shows, at October 21, 2015, the number and percentage of shares of our common stock owned by each of our directors, director nominees and each of our executive officers.

Name	Amount and Nature of Beneficial Ownership	% of Class
Tommy B. Baker	164,838	2.32%
William A. Coates	134,483	1.90%
Stephen F. Hutchinson	33,913	*
L. Wayne Pearson (1)	346,481	4.88%
Robert M. Scott	135,933	1.92%
James P. Smith (2)	119,815	1.69%
Robert A. Daniel, Jr.	77,182	1.09%
William C. Heslop	20,472	*
William B. Seabrook	78,325	1.10%
William R. Billings	84,940	1.20%
All Directors and executive officers as a group (10 persons)	1,196,382	16.84%

*Less than one percent.

Except as noted, to the knowledge of our management, shares are owned directly with sole voting power.

(1)	Includes 51,803 shares owned by Mr. Pearson’s wife, as to which he disclaims beneficial ownership.
(2)	Of the total shares reported, 33,715 are pledged as collateral.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Our Board of Directors has set the number of directors to serve after the Annual Meeting at six, and three directors are to be elected at the Annual Meeting.    Our Board has nominated Tommy B. Baker, William A. Coates and Stephen F. Hutchinson to each serve a three year term with their terms expiring at the 2018 Annual Meeting of Shareholders.  Directors serve until their successors are elected and qualified to serve.  The nominees are all currently serving as our directors.  Any other nominations must be made in writing and given to our Corporate Secretary in accordance with the procedures set forth below under “GOVERNANCE MATTERS—Director Nomination Process.”

In the event that any of the nominees is not available to serve by reason of any unforeseen contingency, the persons acting under the proxy intend to vote for the election, in his stead, of such other person as our Board of Directors may recommend.  Our Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

Our Board of Directors recommends that you vote “FOR” Messrs. Baker, Coates and Hutchinson. Proxies solicited by the Board will be voted “FOR” all of these nominees unless otherwise instructed on the proxy card.

Directors and Nominees

Set forth below is information about our current directors and director nominees.  Each director is also a director of the Bank.

Name	Age	Business Experience During the Past Five Years	Director Since

Nominees for terms of office to continue until the Annual Meeting of Shareholders in 2018:

Tommy B. Baker	70	Owner- Baker Motors of Charleston (automobile dealership).	2005

William A. Coates	66
Attorney and shareholder, Roe, Cassidy, Coates & Price, P.A., Greenville, South Carolina (attorneys) since January 1, 2002; attorney and shareholder, Love, Thornton, Arnold & Thomson, P.A., Greenville, South Carolina (attorneys) 1980-2001; Vice Chairman of our Company and the Bank.
			1998*

Stephen F. Hutchinson	68	President, The Hutchinson Company, Inc. (real estate).	2005

Director whose term of office will continue until the Annual Meeting of Shareholders in 2017:

James P. Smith, CLU, ChFC	61	President and Chief Executive Officer, Atlantic Coast Advisory Group (insurance sales) since 2004; Member of MUSC Children’s Hospital Fund Raising Advisory Board, 2008.	1998*

Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2016:

L. Wayne Pearson	67	Chairman, Chief Executive Officer, and President of our Company and the Bank since June, 1998.	1998*

Robert M. Scott	72
Treasurer, Secretary and Executive Vice President of our Company and the Bank since November, 2011; Chief Financial Officer of our Company and the Bank from June, 1998 until May, 2006; Secretary of our Company and the Bank since June, 1998.
			1998*

*Includes membership on the Board of Directors of the Bank prior to organization of our Company as a holding company for the Bank in 1999.

None of the nominees nor any director nor any of the principal executive officers are related by blood, marriage or adoption in the degree of first cousin or closer.

The Nominating Committee believes the combined business and professional experience of the Company’s directors, and their various areas of expertise make them a useful resource to management and qualify them for service on the Board.   Most of our Board members have served on the Board since our organization, and Mr. Pearson has been our Chief Executive Officer and Chairman since our organization.  During their tenures, these directors have gained considerable institutional knowledge about the Company and its operations, which has made them effective board members.  Because the Company’s operations are complex and highly regulated, continuity of service and this development of institutional knowledge help make the Board more efficient and more effective at developing long-range plans than it would be if there were frequent turnover in Board membership.  When Board members retire from the Board, the Nominating Committee seeks out replacements who it believes will make significant contributions to the Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills, knowledge of the Company, and diversity.

Mr. Pearson was an organizer of our Company and the Bank, and has served as the president and Chief Executive Officer and Chairman of the Board of Directors of our Company and the Bank since that time.  He has over 40 years experience in banking and has significant banking contacts throughout the state of South Carolina.

Mr. Scott was also an organizer of our Company and the Bank, and has served as a director of each since that time.  He also served as the Chief Financial Officer of the Company and the Bank from the Company’s organization through May 2006.  In November 2011, he rejoined the Company and the Bank as Treasurer and Executive Vice-President. He has over 40 years experience in banking and has significant contacts within the industry.

Mr. Coates, who is currently our Vice Chairman, was also an organizer of our Company and the Bank, and has served as a director of each since that time.  He has been an attorney in the state of South Carolina for over 30 years.  His legal experience and insights are a valuable resource to our Board.   Additionally, during his many years of legal practice, he has developed significant contacts throughout the state and utilizes information gained from those contacts to provide guidance to the Board regarding economic conditions beyond our direct service area.

Mr. Smith was also an organizer of our Company and the Bank, and has served as a director of each since that time.  He has over 30 years experience in the financial services industry, most recently as the President and Chief Executive Officer of Atlantic Coast Advisory Group, an insurance brokerage firm.  He uses his in depth knowledge of financial risk management tools to provide guidance to us on matters involving risk and risk management.

Mr. Hutchinson has served as a member of our Board of Directors since 2005, and is also a member of the Bank’s Board of Directors.  Prior to his election to our Board of Directors, he served on the advisory board of our Summerville region.  He has over 30 years’ experience in the real estate development industry in the greater Charleston area.  He provides the Board with insights into the real estate market in the area, which we use in developing our long range strategy, as well as in understanding individual loans requiring Board approval.

Mr. Baker has served as a member of our Board of Directors since 2005, and is also a member of the Bank’s Board of Directors. He has over 30 years experience in the automobile dealership industry.  In that time he has developed extensive knowledge of financing, as well as the skills required to develop and implement a successful long range business and marketing strategy for an organization.  As a member of our Board, he translates this knowledge and skill set to the financial services industry in providing guidance to the Board on long range strategy and short term implementation of that strategy.

Executive Officers

Our executive officers are L. Wayne Pearson, Robert A. Daniel, Jr., Robert M. Scott, William B. Seabrook, William R. Billings, and William C. Heslop.  Messrs. Pearson and Scott are directors and information about their ages and business experience is set forth above.  Information about Messrs. Daniel, Seabrook, Billings, and Heslop is set forth below.

Name	Age	Business Experience During Past Five Years

Robert A. Daniel, Jr.	64	Executive Vice President of our Company and the Bank since 2005; Chief Lending Officer of the Bank since 1998; Senior Vice President of the Bank from 1999 to 2005.

William B. Seabrook	58
Executive Vice President of our Company and the Bank since 2005, and Chief Operating Officer of our Company since May, 2009; Head of Retail Banking for the Bank since 2004; Senior Vice President of the Bank from 2004 to 2005; correspondent banker with FTN Financial, a division of First Tennessee Bank from 1997 to 2004.

William R. Billings	55
Executive Vice President of the Bank since May 2010, and Senior Credit Officer of the Bank since November 2006; Senior Vice President of the Bank from November 2006 until May 2010; Senior Vice President of Wachovia Wealth Management from 2001-2006; Senior Vice President and Consumer Bank Director of Wachovia from 1998-2001; Certified Financial Planner since 2006.

William C. Heslop	40	Senior Vice President and Chief Financial Officer of our Company and the Bank since May, 2006; certified public accountant with Elliott Davis, LLC from January, 2003 to April, 2006.

Attendance at Meetings of our Board of Directors and Meetings of Shareholders

During the last full fiscal year ending December 31, 2014, our Board of Directors met three times.  Each of our directors attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of which he was a member.  The Bank’s Board of Directors met 11 times in 2014.

We encourage, but do not require, our directors to attend our annual meetings of shareholders.  Last year all of our directors attended our annual meeting of shareholders.

COMMITTEES OF OUR BOARD OF DIRECTORS

Nominating Committee

Our Nominating Committee recommends to our Board of Directors persons suitable to be nominated for election to our Board of Directors.  The members of our Nominating Committee are Messrs. Coates, Hutchinson and Baker, each of whom is independent as defined in The Nasdaq Stock Market Marketplace Rules, as modified or supplemented (the “Nasdaq Rules”).  Our Nominating Committee met once during 2014. The Nominating Committee operates pursuant to a written charter, a copy of which was attached to our 2014 Proxy Statement.   More information about our director nomination process is included under “Governance Matters – Director Nomination Process.”

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”).  Our Audit Committee provides general oversight over our financial reporting and adequacy of our internal controls, and has authority to select, retain, compensate and terminate our independent auditors. Our Audit Committee functions by meeting with the independent auditors and by contact with members of management concerned with our financial and control functions.  The members of our Audit Committee are Messrs. Coates (Chairman), Baker and Hutchinson each of whom is independent as defined in the Nasdaq Rules.  The Audit Committee met four times in 2014. The Audit Committee operates pursuant to a written charter, a copy of which was attached to our 2013 Proxy Statement.

Compensation Committee

The Compensation Committee reviews our compensation policies and recommends to the Board the compensation levels and compensation programs for executive officers and directors.  The ultimate decisions about compensation levels and compensation programs are made by our full Board, which may accept or reject the recommendations of the Committee.  The Compensation Committee may not delegate its authority to make recommendations to any other person or persons.  Our Chief Executive Officer makes recommendations relating to the elements and amounts of his compensation and that of the other executive officers, as well as recommendations with respect to the elements and amounts of director compensation.  The Committee may take these recommendations into consideration in its deliberations.  Our Chief Executive Officer is not present when salaries and bonuses are ultimately determined.  Neither the Committee nor management uses compensation consultants to determine or recommend the amount or form of executive officer or director compensation.  The members of the Compensation Committee are Messrs. Hutchinson (Chairman), Coates, and Baker, each of whom is independent as defined in the Nasdaq Rules. The Compensation Committee met twice during 2014. The Compensation Committee operates pursuant to a written charter, a copy of which was attached to our 2013 Proxy Statement.

GOVERNANCE MATTERS

Director Independence

We are required by the Nasdaq Rules to have a majority of independent directors.  Our Board of Directors has determined that none of Tommy B. Baker, William A. Coates, Stephen F. Hutchinson or James P. Smith has a relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is independent under these rules.  As noted in the sections about our committees above, all of the members of each of our Nominating, Audit, and Compensation Committees are also independent under the Nasdaq Rules.

As disclosed under “Certain Relationships and Related Transactions,” some of our independent directors and some of their affiliates have loan and deposit relationships with the Bank.  These relationships are not considered by our Board to compromise their independence.

Director Nomination Process

In recommending director candidates, our Nominating Committee takes into consideration such factors as it deems appropriate based on our current needs.  These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background and our other Board members’ experience and business backgrounds, as well as the candidate’s ability to devote the required time and effort to serve on our Board.  Although the Nominating Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee is open to racial and gender diversity, and considers diversity in business and educational experience among all of the directors, as part of the total mix of information it takes into account in identifying nominees.

The Committee will consider for recommendation by the Committee director candidates recommended by our shareholders if the shareholders comply with the following requirements.  If you wish to recommend a director candidate to the Committee for consideration as a Board of Directors’ nominee, you must submit in writing to the Committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve.  You must deliver this information to our Nominating Committee at our address and the Committee must receive it no later than January 1 in any year for your candidate to be considered as a potential Board of Directors’ nominee  at the Annual Meeting of Shareholders for that year.  The Committee may request further information if it determines a potential candidate may be an appropriate nominee.  Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the Committee’s other candidates receive.

Director candidates recommended by shareholders will not be considered for recommendation by the Committee as potential Board of Directors’ nominees if the shareholder recommendations are received later than January 1 in any year.  Furthermore, even if a recommendation is timely received, the Board of Directors may decide not to offer the shareholder-proposed candidate as a Board of Directors’ nominee.  Nevertheless, as provided in our Articles of Incorporation, a record shareholder entitled to vote at the meeting may nominate director candidates for election at the annual meeting.  Such nominations must be in a written notice provided to our Corporate Secretary not less than 90 days prior to any meeting of shareholders called for the election of directors.  Such notification must contain any information required by our Bylaws.  The presiding officer of the meeting may disregard nominations not made in accordance with these requirements, and upon his instructions, the vote tellers will disregard all votes cast for each such nominee.

Shareholder Communications with the Board of Directors

If you wish to send communications to the Board of Directors, you should mail them addressed to the intended recipient by name or position in care of:  Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.  Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication.  The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to our Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board.  In the case of communications addressed to our independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of our Audit Committee.  In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

Code of Conduct and Business Ethics

We have adopted a Code of Business Conduct for directors, officers and employees.  The code sets forth standards to promote the ethical handling of conflicts of interest, full and fair disclosure and compliance with laws, rules and regulations.  We have also adopted a Code of Ethics that applies specifically to our principal executive officer, principal financial officer and principal accounting officer.  Our Code of Business Conduct and Code of Ethics are available upon request to:  Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.

Meetings of Non-Management Directors

Our non-management directors meet from time to time in executive session without management present. Mr. Coates, in his role as Vice Chairman of the Board of Directors, is the chairman of these meetings. Shareholders and other interested parties may communicate with the non-management directors by writing to:  Non-Management Directors, c/o Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Bylaws provide that the Chairman of our Board may also be our Chief Executive Officer if so designated by our Board, and, since our organization, our Chief Executive Officer has been chosen as Chairman of the Board.  We believe this leadership structure is appropriate because it has us served well for the past 16 years, and because most of our directors are independent. All of our directors also live and work, or have substantial business interests in our service area, and, therefore, have access to information about us and our operations from sources other than our management’s presentations to the Board. Further, South Carolina law and our Bylaws make it clear that the business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time.

Our Board is actively involved in oversight of risks that could affect our Company.   The Board receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic risks.   These reports are reviewed by the full Board, or, where responsibility for a particular area of risk oversight is delegated to a committee of the Board, that committee reviews the report and then reports to the full Board.  Our regulators also send periodic reports of examination to our directors, which contain the regulators’ assessments of various risks facing our Company and the Bank, as well as their assessments of our handling of those risks.  Accordingly, oversight of risk is a constant element of the functioning of our Board.

MANAGEMENT COMPENSATION

Overview of Executive Compensation

Our Compensation Committee administers our executive officer compensation program.  (As used in this discussion, “named executive officers” refers specifically to our Chief Executive Officer, Mr. Pearson, and our two other next most highly compensated executive officers, Messrs. Scott and Seabrook, as shown in the Summary Compensation Table, and “executive officers” refers generally to all of our executive officers.)  The Committee has historically followed an informal policy of providing our executive officers with a total compensation package consisting of salary, bonuses, insurance and other benefits, and, occasionally, stock options.  The Committee’s objectives in setting executive compensation are:

•
to set salaries and benefits and, from time to time, award options, at competitive levels designed to encourage our executive officers to perform at their highest levels in order to increase earnings and value to shareholders;

•	where appropriate, to award bonuses and increase salaries to reward our executive officers for performance; and
•	to retain our key executives.

Compensation is designed to reward our individual executive officers both for their personal performance and for performance of our Company with respect to growth in assets and earnings, expansion and increases in shareholder value.  Base salary and bonus are designed to be commensurate with each executive officer’s scope of responsibilities, leadership, and management experience and effectiveness, and to reward annual achievements.  Stock options are designed to motivate and challenge executive officers to achieve longer-term results that are aligned with shareholder interests.

The Committee has not historically set specific advance goals for personal or corporate performance, and the Committee does not apply rigid formulas or necessarily react to short-term changes in business performance in determining the mix or amount of compensation elements.  The Committee makes its decisions about the amounts of the various types of compensation, and allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in its discretion based on the Committee’s subjective assessment of how these amounts and allocations will best meet the Committee’s overall compensation goals outlined above.

Components of 2014 Executive Compensation

Minimum base salaries and certain additional benefits are set forth in employment agreements with our named executive officers.  During 2014, executive compensation consisted primarily of base salary, bonuses and retirement benefits. In 2013, we awarded salary increases to our executive officers for the first time since 2008.  Although our Compensation Committee did not award any salary increases to the named executive officers in 2014, the Compensation Committee did award the named executive officers bonuses for the first time since 2007. We have not awarded executive officers any short or long-term incentive compensation or equity awards since 2008, and did not make any such awards in 2014.We also provide various additional benefits to executive officers, including health, life and disability insurance plans, split dollar insurance, employment and change of control arrangements, and perquisites.  A more detailed discussion of each of these components of executive compensation, the reasons for awarding such types of compensation, the considerations in setting the amounts of each component of compensation, the amounts actually awarded for the periods indicated, and various other related matters is set forth in the sections and tables that follow.

Factors Considered in Setting Compensation

In setting compensation  the Compensation Committee considers each executive’s knowledge, skills, scope of authority and responsibilities, job performance and tenure with us as an executive officer, as well as our perception of the fairness of the compensation paid to each executive in relation to what we pay our other executive officers, and the business and financial performance of our Company.  The Committee also considers recommendations from our Chief Executive Officer in setting his compensation and compensation for the other executive officers.

Although the Compensation Committee considers competitive market compensation paid by other financial institutions in South Carolina and the southeast derived from proxy statements and publicly available compilations prepared by regional investment banking firms, the Committee does not attempt to maintain a target percentile within a peer group.

We review our compensation program and levels of compensation paid to all of our executive officers annually and may make adjustments based on the foregoing factors as well as other subjective factors.

Timing of Executive Compensation Decisions

Annual salary reviews and adjustments and bonus and option awards are routinely made in January of each year at the first regularly scheduled Compensation Committee and Board meetings.  Compensation determinations may also be made at other times during the year, especially in the case of newly hired executives or promotions of existing employees that could not be deferred until the next scheduled meeting.  Board and Committee meetings are generally scheduled well in advance of the meeting dates, and these scheduling decisions are made without regard to anticipated earnings or other major announcements.  We do, however, routinely release earnings after our regular Board meetings.

Base Salaries and Bonuses

The Compensation Committee believes it is appropriate to set base salaries at a reasonable level that will provide executive officers with a predictable income base on which to structure their personal budgets.  The employment agreements with each of the named executive officers and our other executive officers set minimum thresholds for base salaries, but the Compensation Committee may set annual base salaries in excess of those minimum thresholds. In setting base salaries, the Committee considers the scope of our executive officers’ responsibilities, their performance, and the period over which they have performed such responsibilities, as well as the overall condition of our Company, its level of success in recent years and its goals and budget for the current year.  The Committee then makes a subjective determination of the salary level for each executive officer.  Salaries are reviewed annually, but are not adjusted automatically.  As noted above, salaries were adjusted in 2013 for the first time in five years, but no increases were given in 2014. For the past several years, including 2014, the Committee considered generally the matters discussed below in setting salaries for each individual executive officer.

In setting the salary for Mr. Pearson, our Chief Executive Officer, the Committee has taken note of the regulatory changes that are continuing to increase the complexity and challenges of operating our business, and of Mr. Pearson’s continued personal leadership and business skills that are critical to us, particularly during the past several years of difficult local and national economic conditions. The Committee also has considered information it had regarding salary levels of other chief executive officers of financial institutions in South Carolina and the southeast, and set a salary level that the Committee believed was fair to Mr. Pearson and to our Company.

In setting salaries for our other named executive officers, the Committee has taken into consideration the recommendations of our Chief Executive Officer and the following contributions.  For Mr. Scott, the Committee has considered his long-term experience as our previous Chief Financial Officer and as a banker in general, and his extensive knowledge of our business and the business of banking generally, as well as the fact that he agreed to come out of retirement to help us work through the difficult economic environment of the past several years.  For Mr. Seabrook, our Chief Operating Officer, the Committee has considered the role he has played in growth of our branches in loans, deposits and profitability, his responsibilities in connection with personnel decisions, and his role as a loan officer.

The Compensation Committee sets bonuses, if any, for executive officers taking into account our overall success, increase in market share, performance relative to budget and the individual executive’s performance and contribution to our success.  In 2014, the Committee awarded bonuses to each of Southcoast’s named executive officers based on our financial performance in 2013, including further improvement in asset quality, reversal of the valuation allowance on a deferred tax asset, and general overall improvement in our financial position.

Stock Options

Stock options have been awarded from time to time, and generally have been set by the Committee at levels believed to be competitive with other financial institutions of similar size and to advance our goal of retaining key executives, as well as levels believed to appropriately align the interests of management with the interests of shareholders.  Because options are granted with exercise prices set at fair market value of our common stock on the date of grant, executives can only benefit from the options if the price of our stock increases.  The Committee does not award options every year, and has not awarded options since 2004.

Other Benefits

We provide our executive officers with medical and dental, life and disability insurance benefits, and we make contributions to our 401(k) plan on their behalf on the same basis as contributions are made for all other employees.

We also pay country club dues for each of our named executive officers and provide Messrs. Pearson and Seabrook with an automobile allowance. We consider the club dues to be directly and integrally related to performance of our named executive officers’ duties.  In addition, we encourage, and pay for our named executives and their spouses, to attend banking conventions and seminars. The Compensation Committee has determined that these benefits play an important role in our named executive officers’ business development activities on behalf of our Company.  The Compensation Committee has also determined that providing such benefits helps to retain key executives and is an important factor in keeping our executive compensation packages competitive in our market area.

All of the foregoing benefits awarded to our executives in 2014 were set at levels believed to be competitive with other community financial institutions in South Carolina.

Employment Agreements, Split Dollar Life Insurance, and Salary Continuation Agreement

We have entered into employment agreements with Messrs. Pearson, Scott and Seabrook.  These agreements are described under “ -- Employment Agreements and Potential Payments upon Termination of Employment or Change of Control.”  As discussed in that section, the employment agreements provide, among other things, for payments to Messrs. Pearson, Scott and Seabrook upon termination of their employment other than for cause or upon a change of control of our Company.  The events set forth as triggering events for the payments were selected because they are events similar to those provided for in many employment agreements for executive officers of financial institutions throughout South Carolina.  It has become increasingly common in South Carolina for community financial institutions to provide for such payments under such conditions.  We believe these arrangements are an important factor in attracting and retaining our named executive officers by assuring them financial and employment status protections in the event we terminate their employment for our own business purposes without cause, or control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and, thereby, can help to align their interests more closely with those of shareholders, particularly in negotiating transactions that could result in a change of control.

We have also entered into agreements relating to split dollar life insurance with Mr. Seabrook, and with our non-employee directors, Messrs. Coates, Hutchinson, and Smith.  Although we had also previously entered into split dollar agreements with Messrs. Scott and Baker, their agreements have terminated as a result of their attaining age 70.  The agreement with Mr. Seabrook is described under  “ -- Split Dollar Life Insurance/Endorsement Split Dollar Agreement.”  Also discussed in that section is the termination of a split dollar life insurance agreement that we had previously entered into with Mr. Pearson.  The agreements with our non-employee directors are described under “ -- Director Split Dollar Agreements.”  These agreements provide benefits to us and to the executives’ and directors’ beneficiaries upon their deaths.  We believe this type of agreement is an important factor in retaining our executive officers and directors because they are required to be employed by us, or serving on our Board, at death or disability or a change in control, or remain employed by us, or serving on our Board, until retirement, for their beneficiaries to receive benefits under the policies without having to make payments for such benefits.

Additionally, in 2008 we entered into a salary continuation agreement with our Chief Executive Officer, Mr. Pearson.  This agreement is described under “-- Salary Continuation Agreement.”  We believe that this salary continuation agreement is important to provide our Chief Executive Officer with a level of retirement security appropriate to the level of benefits he has regularly conferred on the Company and the Bank since the organization of the Bank in 1998 and is expected to continue to confer in the future.

2015 Actions of the Compensation Committee

In 2015, the Compensation Committee awarded five percent salary increases to each of Messrs. Scott and Seabrook and to the other executive officers with the exception of Mr. Pearson, who did not receive an increase.  No bonuses were awarded in 2015 based on 2014 performance, and no short or long-term incentive compensation or equity awards have been awarded in 2015.  Additionally in 2015, the Committee approved transfer to Mr. Pearson of title to the Bank-owned vehicle assigned for his use, which has a current estimated market value of $40,000.

Tax and Accounting Considerations

We expense salary, bonus and benefit costs as they are incurred for tax and accounting purposes.  Salary, bonus and some benefit payments are taxable to the recipients as ordinary income.  The tax and accounting treatment of the various elements of compensation, while important and taken into consideration, is not a major factor in our decision making with respect to compensation.

Security Ownership Guidelines and Hedging

We do not have any formal security ownership guidelines for our executive officers or directors, but most of our executive officers and directors own a significant number of shares.  We do not have any policies regarding our executive officers’ or directors’ hedging the economic risk of ownership of our shares.

Financial Restatement

The Board of Directors does not have a policy with respect to adjusting retroactively any cash or equity based incentive compensation paid to our executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of an award or payment, or with respect to recovery of any amount determined to have been inappropriately received by an individual executive.  The Board will be required to adopt such a policy after the Nasdaq adopts the related listing standards in accordance with regulations that are required to be adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Although the SEC has proposed such regulations, final regulations and  Nasdaq listing standards have not yet been adopted.  Until the Board adopts such a formal policy, if such a restatement were ever to occur, the Board would expect to address recovery of any such compensation paid to executive officers on a case-by-case basis in light of all of the relevant circumstances.

Non-binding Shareholder Advisory Votes on Executive Compensation and Frequency of Votes on Executive Compensation

Pursuant to the requirements of Section 14A of the Exchange Act and related SEC regulations, at our 2014 annual meeting of shareholders, we submitted to our shareholders a non-binding advisory vote on approval of executive compensation.   At its May 13, 2014 meeting, the Compensation Committee took into consideration that 74% of the shares voting on the non-binding advisory vote on executive compensation had voted in favor of the proposal.  In light of the favorable support, the Committee’s consideration of the advisory vote did not affect the Company’s executive compensation decisions and policies.

Also pursuant to the requirements of Section 14A of the Exchange Act and related SEC regulations, at our 2013 annual meeting of shareholders, we submitted to our shareholders a non-binding advisory vote on whether to hold the non-binding advisory vote on executive compensation every year, every two years, or every three years. The Committee and the Board took into consideration that, of the shares voting on the non-binding advisory vote on frequency of the vote on executive compensation, more shares voted in favor of a one year frequency than on either of the other frequency alternatives.  In light of this vote, the Board has set the current frequency of the non-binding advisory vote on executive compensation at every year, to remain in effect until the next non-binding advisory vote on frequency of the vote on executive compensation.  Therefore, at the 2015 Annual Meeting, shareholders are again being given the opportunity to vote on a non-binding advisory resolution relating to executive compensation.  See “Proposal 2 -- Non-binding Advisory Vote on Approval of Executive Compensation.” After the 2015 Annual Meeting, the next non-binding advisory vote on executive compensation will be at the 2016 annual meeting.  At the 2019 annual meeting, shareholders will again be given the opportunity to vote on a non-binding advisory proposal relating to the frequency of the vote on executive compensation.

Summary of 2014 Named Executive Officer Compensation

The following table sets forth for the years ended December 31, 2014 and 2013 information about compensation awarded to, earned by or paid to our named executive officers.  Further information about each component of compensation is included in the discussion on the foregoing and the following pages.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation(1) ($)	Total ($)
L. Wayne Pearson	2014	$395,000	$39,500	$798,825	$1,233,325
President and Chief Executive Officer	2013	$395,000	$-	$392,684	$787,684
Robert M. Scott	2014	$240,000	$24,000	$51,975	$315,975
Executive Vice President, Secretary and Treasurer	2013	$240,000	$-	$30,125	$270,125
William B. Seabrook	2014	$260,000	$26,000	$55,736	$341,736
Executive Vice President and	2013	$260,000	$-	$55,568	$315,568
Chief Operating Officer

(1)
Includes our 2014 contributions to the Bank’s 401(k) Plan on behalf of the named executive officers, premiums for medical and dental insurance, disability insurance and life insurance, split dollar life insurance, amount accrued for the salary continuation agreement, Southcoast and Southcoast Community Bank directors’ fees, and automobile allowances in the amounts shown below for each person. Does not include club dues, which we do not consider to be perquisites or personal benefits because we deem them to be directly and integrally related to performance of the executives’ duties.

Name	401(k)	Medical and Dental	Disability	Life and Split Dollar Insurance		Salary Continuation Agreement(2)	Directors’ Fees	Automobile Allowance
Mr. Pearson	$9,800	$8,971	$252	$505,958	(1)	$230,789	$29,375	$13,680
Mr. Scott	-	$339	$252	$22,009		-	$29,375	-
Mr. Seabrook	$9,800	$4,049	$252	$35,625		-	-	$6,000

(1)
Split dollar life insurance premiums paid on behalf of Mr. Pearson prior to termination of the split dollar agreement with him in August 2014, and pro rata portion of annual amount we were required to pay him for 2014 under the split dollar termination agreement for him to use to timely pay the annual premium for such policy. See “–Split Dollar Life Insurance/Endorsement Split Dollar Agreements.”

(2)
Amount accrued in 2014 by the Bank with respect to retirement payments to be made to Mr. Pearson under our salary continuation agreement with him beginning at the normal retirement age under the agreement (age 70.5). The Bank amended the agreement in 2009, at Mr. Pearson’s request, to raise the normal retirement age under the agreement to age 70.5. See “–Salary Continuation Agreement.”

Named Executive Officer Employment Agreements and Potential Payments upon Termination of Employment or Change of Control

We are currently party to employment agreements with Messrs. Pearson, Seabrook and Scott. The employment agreements are for terms of one year, with automatic one year extensions at each annual anniversary date in the case of Messrs. Scott and Seabrook, and three years, with automatic one day extensions at the end of each day in the case of Mr. Pearson, unless the employee is terminated or either party gives written notice that the term will not be extended. The employment agreements provide for minimum annual base salaries of $333,505, $225,000 and $231,525 for Messrs. Pearson, Scott and Seabrook, respectively. In addition to salary, the employment agreements provide for each officer to participate in any retirement or other employee benefit plans applicable to all employees or to executive officers, and to receive life, health and disability insurance benefits, other unspecified benefits provided under plans applicable to senior management officers and appropriate to their positions, and, in the case of Messrs. Pearson and Scott, salary continuation if termination occurs because of disability. The employment agreement with Mr. Scott also provides that, if there has been a change of control of the Company or the Bank and, within 24 months thereafter, he is terminated involuntarily and without cause or resigns because his position has been materially diminished or he is required to relocate out of South Carolina without his prior consent, he will receive a lump sum payment equal to three times his: (i) annual salary, plus the average of any bonus and other non-equity compensation paid for the three years immediately preceding the date of termination, and (ii) benefits such as life, health, dental and disability insurance, and pre-tax retirement plan employer contributions. Such payments may not, however, exceed the amount which we may deduct for federal income tax purposes. Mr. Pearson’s employment agreement also provides that, if there has been a change of control of the Company or the Bank and, within 24 months thereafter, Mr. Pearson’s base compensation or his position has been materially diminished or he is required to relocate out of Mt. Pleasant, South Carolina without his prior consent or if the Company or the Bank materially breaches the agreement in any way, he may terminate the employment agreement and receive a lump sum payment equal to three times his annual salary, as well as benefits for a period of three years after termination. If instead, the employer terminates Mr. Pearson without cause, the payments and benefits will be paid to him over the three remaining years of the employment agreement.  In contrast to the employment contracts of our other executives, the contract with Mr. Pearson does not require that his change-in-control benefits be reduced to avoid application of Internal Revenue Code section 280G and section 4999 excess parachute payment excise taxes and loss of employer deductibility. As amended in the fourth quarter of 2015, Mr. Seabrook’s employment agreement provides that when a change in control occurs, he is entitled to a lump-sum payment equal to three times the sum of his salary and average bonus. The benefit is not contingent upon employment termination after a change in control, but if employment termination occurs, Mr. Seabrook would also potentially be entitled for the remaining contract term to continued life, health, dental, and disability insurance benefits and employer pre-tax retirement plan contributions.

The employment agreements with Messrs. Pearson and Scott provide that we will provide each of them with disability insurance in an amount equal at all times to at least one-half of his annual base salary.  If the executive officer’s employment terminates because of disability, the agreements provide that we will pay him his full salary then in effect and continue all benefits then in effect for a period of one year from the date of termination.

We may terminate an officer under the terms of the employment agreements for cause, which for Messrs. Scott and Seabrook includes, among other grounds for termination: his breach of any material provision of the employment agreement; his engaging in misconduct (criminal, immoral or otherwise) that is materially injurious to us or the Bank; his failure to substantially perform his duties under the employment agreement after a demand for substantial performance is given to him; his failure to comply with provisions of law and regulations that is materially injurious to the Bank; his conviction of a felony or any crime of moral turpitude; his commission in the course of his employment of an act of fraud, embezzlement, theft or dishonesty, or any other illegal act or practice, which would constitute a crime, (whether or not resulting in criminal prosecution or conviction), or any act or practice that results in his becoming ineligible for coverage under the Bank’s banker’s blanket bond; or his being removed from office or prohibited from being affiliated with the Bank by the Federal Deposit Insurance Corporation. Under Mr. Pearson’s employment agreement, cause includes, among other grounds for termination: his breach of any material provision of the employment agreement; his engaging in willful misconduct, criminal, immoral or otherwise, that is materially injurious to us or the Bank; his failure to comply with the clear provisions of law and regulations applicable to us or the Bank that is materially injurious to us or the Bank; his conviction of a felony; his commission in the course of his employment of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or any act or practice that results in his becoming ineligible for coverage under the Bank’s banker’s blanket bond; or his being removed from office or prohibited from being affiliated with the Bank by the FDIC.  Mr. Pearson may be terminated with cause solely by board action, if at least two-thirds of the board, excluding Mr. Pearson, votes in favor of termination.

We may also terminate the executive officer other than for cause in our discretion or that of the Bank, but if we do so we must pay him the full annual compensation and other benefits provided for in the employment agreement over the remaining term of the employment agreement, in the case of Mr. Pearson, or for one year, in the case of Messrs. Scott and Seabrook.

If we terminate an officer other than for cause or if an officer resigns for good reason after a change of control, his outstanding stock options and stock appreciation rights, and any and all rights under performance stock award plans, restricted stock plans and any other stock option, or incentive stock plans shall become immediately and fully exercisable for a period of 60 days following the last payment required by the agreement to be made by us or the Bank to the officer, except that no such option or right shall be exercisable after the termination date of such option or right.  The executives currently have no unvested equity awards.

The employment agreements do not require the executive officers to seek other employment in mitigation of the amounts payable or arrangements made under any provision of the employment agreements. Nevertheless, if an executive officer obtains any such other employment, our and the Bank’s obligations to make the payments and provide the benefits required to be paid and provided under the employment agreements would be reduced by an amount equal to the payments or benefits received from such other employment, and the executive officer would be required to promptly notify us or the Bank of his employment and receipts therefrom. This mitigation provision would not apply to Mr. Pearson if he terminated his employment for “good reason” following a change of control.

The employment agreements require the executive officers to maintain the confidentiality of information obtained from us and the Bank during employment with us and the Bank and for so long thereafter as we, in our sole opinion, deem that it remains proprietary and confidential, and prohibit each executive officer from competing with us or the Bank or soliciting our customers for a period of twelve months after termination of employment by the officer for other than “good reason” or for the period during which payments are being made to him pursuant to the employment agreement, whichever is longer.

The foregoing description is a summary of the terms of the employment agreements with Messrs. Pearson, Scott and Seabrook, and is qualified in its entirety by reference to the actual text of these agreements, which are filed with the SEC.  The foregoing summary does not create any legal or equitable rights in any person.

Split Dollar Life Insurance/Endorsement Split Dollar Agreements

We are currently party to a December 29, 2008 split dollar agreement relating to split dollar life insurance with Mr. Seabrook. We are the sole owner of this life insurance policy and are required to maintain the policy in full force and effect and pay any premiums due on the policies. The split dollar agreement provides that, if Mr. Seabrook’s death occurs before the earlier of the date of his termination of employment with us or the date that is six months after Mr. Seabrook attains age 70, Mr. Seabrook’s beneficiary will be entitled to the net death proceeds under the life insurance policy. Mr. Seabrook’s interest in the life insurance policy will be extinguished at the earlier of the date of his termination of employment or six months after the date on which he attains age 70, and we will be entitled to any remaining proceeds of the life insurance policy, provided a change in control has not occurred. In the event of a change in control prior to the termination of Mr. Seabrook’s employment, we are required to transfer to him ownership of the life insurance policy.

In 2008, we had also entered into a split dollar agreement with Mr. Pearson with the same terms as those set forth above for Mr. Seabrook. However, on August 11, 2014, we entered into a split dollar termination agreement with Mr. Pearson, which provided for: (i) termination of the split dollar agreement, and (ii) our transfer to Mr. Pearson of the rights to the related life insurance policy and the proceeds therefrom. In consideration of transfer of the life insurance policy to Mr. Pearson, Mr. Pearson paid us $271,385. The split dollar termination agreement further provides that, as long as the life insurance policy is in effect and outstanding, we will make an annual payment to Mr. Pearson of $120,000.00, which he will use to timely pay the annual premium for such life insurance policy. If the annual premium for the life insurance policy is reduced for any reason, the annual payment to Mr. Pearson will be reduced by the same amount. The annual payments to Mr. Pearson will terminate upon the earliest to happen of: (i) his separation from service with us, as defined in the split dollar agreement; (ii) a change in control; or (iii) Mr. Pearson’s death.  We had also entered into a split dollar agreement with Mr. Scott, but his agreement has terminated as a result of his reaching age 70.

The foregoing description is a summary of the terms of the split dollar agreement with Mr. Seabrook and the split dollar termination agreement with Mr. Pearson, and is qualified in its entirety by reference to the actual text of these agreements, which are filed with the SEC. The foregoing summary does not create any legal or equitable rights in any person.

Salary Continuation Agreement

In 2008, the Bank entered into a salary continuation agreement with Mr. Pearson that provides payments in connection with retirement. This agreement was amended in March 2009 to change the normal retirement date from age 65 to age 70.5. Under the terms of the salary continuation agreement, Mr. Pearson will receive an annual retirement benefit of $287,730 beginning at age 70.5, if Mr. Pearson is still employed with the Bank at such time. The benefit will be paid in monthly installments for fifteen years beginning the month after Mr. Pearson attains age 70.5. If Mr. Pearson’s employment with the Bank terminates prior to his reaching age 70.5, other than as a result of a termination by the Bank for cause as defined in the salary continuation agreement, Mr. Pearson will receive the following applicable benefit amount under the salary continuation agreement, with monthly payments beginning on the later of the seventh month after his termination or the month after he attains age 70.5; $246,153 if the termination is in 2015; $262,393 if the termination is in 2016; and $278,671 if the termination is in 2017.  If a change in control occurs while Mr. Pearson is employed by us, he will be entitled to the $287,730 annual retirement benefit at age 70.5 regardless of when termination occurs. The salary continuation agreement also provides a death benefit to Mr. Pearson’s beneficiary equal to the liability accrual balance existing at the time of his death in lieu of any unpaid benefits under the salary continuation agreement. The death benefit is payable in a lump sum. No benefits are payable under the salary continuation agreement if Mr. Pearson is terminated for cause, or if he makes any material misstatement of fact on any application or resume provided to us or the Bank or on any application for benefits provided by the Bank, or if he is removed from office or barred from affiliation with the Bank by the FDIC, or if the Bank is in default or in danger of default (as defined in the Federal Deposit Insurance Act).

            Our obligations under the salary continuation agreement are unfunded and unsecured.

The foregoing is a summary of the salary continuation agreement and is qualified in its entirety by reference to the actual text of the salary continuation agreement, which is filed with the SEC. The foregoing summary does not create any legal or equitable rights in any person.

2014 Grants of Plan-Based Awards

We did not grant any stock options or other equity-based awards in 2014, and we do not currently have any equity or non-equity incentive plans under which awards were granted in 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End

None of our executive officers held any stock options at the end of 2014. We have not granted any other types of equity-based awards.

2014 Option Exercises and Stock Vested

No stock options were exercised by our executive officers during 2014. No stock or other equity-based awards vested in 2014.

Director Compensation

Set forth in the table below is information about compensation we paid to our outside directors for their service to us and the Bank in 2014.  We pay our directors an annual retainer of $15,000 plus an additional $2,500 for each meeting of the Board of Directors attended.  We do not pay additional fees for attendance at committee meetings. All of our directors are also directors of the Bank.  The Bank pays its directors $625 for each monthly meeting of the Bank’s board of directors attended.  Information about directors’ fees and other compensation paid to Messrs. Pearson and Scott is set forth in the Summary Compensation table.

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)	All other Compensation ($)	Total ($)
Tommy B. Baker	$29,375	-	$29,375
William A. Coates	$29,375	-	$29,375
Stephen F. Hutchinson	$29,375	-	$29,375
James P. Smith	$29,375	-	$29.375

Director Split Dollar Agreements

We are currently a party to split dollar agreements relating to split dollar life insurance with Messrs. Coates, Hutchinson, and Smith. We are the sole owner of these life insurance policies and are required to maintain the policies in full force and effect and pay any premiums due on the policies. The split dollar agreements provide that if the director’s death occurs (a) before the earlier of the date of his separation from service with us or the date on which the director attains age 70, or (b) after a change in control that occurs before the director’s separation from service with us (and before age 70), the director’s beneficiary will be entitled to the lesser of $250,000 or the total death proceeds under the life insurance policies. The director’s interest in the life insurance policy will be extinguished at the earlier of the date of his separation from service or the date on which he attains age 70, and we will be entitled to any remaining proceeds of the policies. In the event of a change in control prior to the director’s separation from service (and before age 70), the director’s beneficiary will be entitled to the director’s interest in the life insurance policy at his death. The benefit payable to each director’s beneficiary upon the director’s death is $250,000.   We had also entered into a split dollar agreement with Mr. Baker, but the agreement terminated as a result of his attaining age 70.

The foregoing description is a summary of the terms of the endorsement split dollar agreements with Southcoast’s directors and is qualified in its entirety by reference to the actual text of the agreements, a form of which is filed with the SEC. The foregoing summary does not create any legal or equitable rights in any person.

2010 Employee Stock Purchase Plan

At our 2010 Annual Meeting of Shareholders, our shareholders approved the 2010 Employee Stock Purchase Plan (the “2010 ESPP”).  The 2010 ESPP expired according to its terms on March 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank, in the ordinary course of its business, makes loans to and has other transactions with our directors, officers, principal shareholders, and their associates.  Loans, if made, are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.  The Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates.  The aggregate dollar amount of such loans outstanding at December 31, 2014 was $1,586,211.  None of such loans are classified as nonaccrual, past due, restructured or problem loans.  During 2014, there were no new loans to such persons, and repayments totaled $93,813.

From time to time we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders or their associates.  These types of transactions or services might include, among others, purchases of insurance, purchases or leases of automobiles, and legal services.  We only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties.  Our Board approves such transactions on a case by case basis.  We do not have formal policies or procedures with respect to such approvals.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As required by Section 16(a) of the Exchange Act, our directors, executive officers and certain individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC.  Based on a review of Section 16(a) reports available to us and any representations made to us, our directors and executive officers timely filed all required reports for 2014.

PROPOSAL NO. 2 -- NON-BINDING ADVISORY VOTE ON
APPROVAL OF EXECUTIVE COMPENSATION

          In 2010, Congress enacted the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which, among other things imposes a number of new corporate governance requirements on publicly held companies.  Section 14A of the Exchange Act adopted under the Dodd-Frank Act requires that, beginning in 2013, at least every three years at the annual meeting of shareholders, we must submit a separate resolution subject to a non-binding shareholder advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Exchange Act.  As discussed above in the section “Management Compensation -- Non-binding Shareholder Advisory Votes on Executive Compensation and Frequency of Votes on Executive Compensation,” our Board has set the current frequency of the non-binding advisory vote on executive compensation at every year.

          Accordingly, you as a shareholder are being given the opportunity to vote for or against, or abstain from voting, on the following resolution:

“RESOLVED, that the compensation paid to Southcoast’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ compensation tables and narrative discussion included in the Proxy Statement for the 2015 Annual Meeting of Shareholders is hereby APPROVED.”

          Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor to create or imply any additional fiduciary duty of the Board.  However, the Board will review the voting results, and may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

          Shareholders are encouraged to review carefully the “Management Compensation” section of this proxy statement for a detailed discussion of our executive compensation program.

Board of Directors’ Recommendation

          Our overall executive compensation policies and procedures are described in the “Management Compensation” section of this proxy statement, including the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure).  Our compensation policies and procedures are centered on a pay-for-performance approach and are designed to be aligned with the long-term interests of our shareholders, as described in the “Management Compensation” section.  The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure that they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

          Our Board and our Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this proxy statement.

          The Board unanimously recommends that you vote “FOR” the non-binding advisory proposal above.  Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

PROPOSAL NO. 3 -- APPROVAL OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the year ended December 31, 2014, Crowe Horwath LLP served as our independent registered public accounting firm, and the Audit Committee has appointed Crowe Horwath LLP to continue to serve as our independent registered public accounting firm for the year ended December 31, 2015.  Shareholders are being asked to approve this appointment at the 2015 Annual Meeting.

Representatives of Crowe Horwath LLP are expected to be present and available to respond to appropriate questions at the Annual Meeting, and may make a statement if they wish.

The Board of Directors unanimously recommends a vote “FOR” approval of Crowe Horwath LLP’s 2015 appointment. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

Fees Paid to Independent Auditors

Set forth below is information about fees billed by Crowe Horwath LLP for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2014 and 2013, and for other services rendered on our behalf during 2014 and 2013, as well as all out-of- pocket expenses incurred in connection with these services, which have been billed to us.
	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit Fees	$127,000	$121,000
Audit Related Fees	12,471	11,369
Tax Fees	15,225	19,405
All Other Fees	7,325	7,500
Total	$162,021	$159,274

Audit Fees

Audit fees include fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Tax Fees

Tax fees include fees for tax compliance/ preparation and other tax services. Tax compliance/ preparation fees include fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees

All other fees in 2014 and 2013 relate to accounting fees and financial reporting issues that are outside the scope of our regular audit fees.

In making its decision to appoint Crowe Horwath LLP, as our independent auditors for the fiscal year ending December 31, 2014, our Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the firm’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to limited exceptions for non-audit services described in Section 10A of the Exchange Act, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

General pre-approval of certain audit, audit-related and tax services is granted by the Audit Committee at the first quarter Committee meeting.  The Committee subsequently reviews fees paid.  Specific pre-approval is required for all other services.  During 2014, all audit and permitted non-audit services were pre-approved by the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2014.  Our Audit Committee has discussed with our independent public accountants, Crowe Horwath LLP, the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.  Our Audit Committee has also received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Committee concerning independence, and has discussed with Crowe Horwath LLP their independence.  Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

William A. Coates, Chairman	Tommy B. Baker	Stephen F. Hutchinson

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON DECEMBER 17, 2015

The Company’s 2014 Annual Report and 2015 Proxy Statement are available via the Internet at: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4047639.

OTHER MATTERS

We know of no other business to be presented at the meeting of stockholders.  If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to Shareholders covering our fiscal year ended December 31, 2014, including financial statements, has previously been sent to you.  The Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

INCORPORATION BY REFERENCE

The “Audit Committee Report” included in this proxy statement shall not be deemed to be filed with the SEC, nor deemed incorporated by reference into any of our prior or future filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such information by reference.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

You may obtain copies of our Annual Report on Form 10-K required to be filed with the SEC for the year ended December 31, 2014, free of charge by requesting such form in writing from L. Wayne Pearson, President, Southcoast Community Bank, Post Office Box 1561, Mt. Pleasant, South Carolina 29465.  You may also download copies from the SEC website at http://www.sec.gov.

    SOUTHCOAST
FINANCIAL CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

 Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
11:59 p.m., Eastern Time, on December 16, 2015.

Vote by Internet • Go to www.investorvote.com/scok • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
 A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors.
NOMINEES: Three-year terms:   01 - Tommy B. Baker                   02 - William A. Coates                  03 - Stephen F. Hutchinson

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD Vote from all nominees	☐	For All EXCEPT – To withhold authority for any nominee(s), write the name(s) of such nominee(s) below. _____________________________	+
	For	Against	Abstain
2. Non-binding advisory proposal to approve the following resolution relating to Southcoast’s overall pay-for-performance executive compensation   program for the executive officers named in the proxy statement, commonly referred to as a “say on pay” vote:
        “RESOLVED, that the compensation paid to Southcoast’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the
        ‘Management Compensation,’ compensation tables and narrative discussion included in the Proxy Statement for the 2015 Annual Meeting of
         Shareholders is hereby APPROVED.”
	☐	☐	☐
3. Approval of the appointment of Crowe Horwath LLP as Southcoast’s independent registered public accounting firm for the year ended December 31, 2015.	☐	☐	☐
4. And, in the discretion of said agents, upon such other business as may properly come before the Annual Meeting of Shareholders, and matters incidental to the conduct of the Annual Meeting of Shareholders. Management at present knows of no other business to be brought before the Annual Meeting of Shareholders.

■	1U P X	+

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - SOUTHCOAST FINANCIAL CORPORATION	+

                                                       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS – DECEMBER 17, 2015

L. Wayne Pearson and William C. Heslop, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders of Southcoast Financial Corporation to be held on December 17, 2015, and at any adjournment thereof, as follows:

THE PROXIES WILL BE VOTED AS INSTRUCTED.  IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED ABOVE, AND “FOR” PROPOSALS 2 and 3.

B     Non-Voting Items
  Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+